UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2014

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2014, the Board of Directors of HomeTrust Bancshares, Inc. (the “Company”) amended the mandatory director retirement provision contained in Article II, Section 12 of the Company’s bylaws.

Article II, Section 12 generally prohibits a person who is 70 years of age or older and who is not an employee of the Company or any of its subsidiaries from being elected, re-elected, appointed or re-appointed to the Board of Directors of the Company or from continuing to serve as a director beyond the annual meeting of stockholders of the Company immediately following the non-employee director becoming age 70, provided that in the case of a non-employee director who was serving as a director as of a specified date (the “Exemption Eligibility Date”) and is between 70 and 74 years of age, the Board has the discretion to exempt the director from the mandatory retirement provision until the next annual meeting of stockholders of the Company.  The amendment changed the Exemption Eligibility Date from June 30, 2010 to June 30, 2013 and made several other clarifying, non-substantive changes to Article II, Section 12.

Article II, Section 12 continues to prohibit, as it did prior to the amendment, a person who is 75 years of age or older and who is an employee of the Company or any of its subsidiaries from being elected, re-elected, appointed or re-appointed to the Board of Directors of the Company or from continuing to serve as a director beyond the annual meeting of stockholders of the Company immediately following the director becoming age 75.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1	Amended and Restated Bylaws of HomeTrust Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 29, 2014	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of HomeTrust Bancshares, Inc.